Exhibit 10.2
SELECTIVE INSURANCE GROUP, INC.
2014 OMNIBUS STOCK PLAN

STOCK OPTION AGREEMENT
This STOCK OPTION AGREEMENT (the “Stock Option Agreement”), is made and entered into as of the date appearing on the signature page below, by and between Selective Insurance Group, Inc., a New Jersey corporation (the “Company”), and [EMPLOYEE] (the “Optionee”).
WHEREAS, the Salary and Employee Benefits Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has approved on [GRANT DATE] (the “Date of Grant”) the grant of an Option, as hereinafter defined, to the Optionee as set forth below, pursuant to the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan (the “Plan”).
NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
1.Definitions. Capitalized terms that are used but not defined in this Agreement have the meaning set forth in the Plan.

2.Number of Shares and Exercise Price. The Company hereby grants to the Optionee an option (the “Option”), subject to the terms and conditions of the Plan and this Stock Option Agreement, to purchase [NUMBER] shares of the common stock of the Company, par value $2.00 per share, at a price (the “Exercise Price”) of $[PRICE] Determined by the Committee at the Date of Grant, but this number must be equal to or greater than the  Fair Market Value of a share of Company Stock on the Date of Grant. In the case of Incentive Stock Options granted to 10% holders, the Exercise Price must be at least 110% of the Fair Market Value of a share of Company Stock on the Date of Grant. per share.  The Option is intended to be a [Nonqualified Stock Option][Incentive Stock Option]. Incentive Stock Options may only be granted to employees of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code.

3.Term of Option; Conditions of Exercise; Effect of Certain Terminations.
(a)Term of Option. Unless the Option is earlier terminated in accordance with Section 3(b), or the terms of the Plan, the term of the Option shall commence on the Date of Grant and terminate upon the expiration of [ten (10)] Incentive Stock Options granted to 10% holders will terminate upon the expiration of five (5) years from the Date of Grant. years from the Date of Grant.  Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

(b)    Vesting of Option. The Option shall become vested and exercisable upon the schedule set forth on Exhibit A; provided, however, that any portion of the Option that remains unexercisable as of the date of the Optionee’s termination of employment with the Company and its Affiliates shall terminate at the time of such termination. Notwithstanding the foregoing, upon the termination of the employment of the Optionee with the Company (or any Affiliate) on account of the Optionee's (x) death, (y) retirement on or after attaining Early Retirement Age or Normal Retirement Age,

1 Determined by the Committee at the Date of Grant, but this number must be equal to or greater than the  Fair Market Value of a share of Company Stock on the Date of Grant. In the case of Incentive Stock Options granted to 10% holders, the Exercise Price must be at least 110% of the Fair Market Value of a share of Company Stock on the Date of Grant.
2 Incentive Stock Options may only be granted to employees of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code.
3 Incentive Stock Options granted to 10% holders will terminate upon the expiration of five (5) years from the Date of Grant.

or (z) Total Disability, or in such other circumstances as the Committee may determine, the Option shall become fully vested and exercisable.

“Early Retirement Age” shall mean the date on which the Optionee attains age fifty-five (55) and completes ten (10) “1-Year Periods of Service,” as defined in the Selective Insurance Retirement Savings Plan. “Normal Retirement Age” shall mean the later of age sixty-five (65) or the date on which the Optionee completes five (5) 1-Year Periods of Service. “Total Disability” shall mean a total mental or physical inability to perform work during the course of the Optionee’s employment which entitles the Optionee to a disability benefit under the Company’s long-term disability plan or under the Social Security Act.
The Option, if exercisable upon the Optionee’s termination of employment, shall be exercisable until the earlier of (i) the expiration of the term of the Option in accordance with Section 3(a) above, and (ii) the first anniversary following the date of the Optionee’s termination of employment; provided, however, that, if the Option is intended to be an Incentive Stock Option, the Option shall nevertheless be treated as a Nonqualified Stock Option if it is exercised more than three (3) months after the Optionee’s termination of employment for reasons other than death or Total Disability. Notwithstanding the foregoing, if the Optionee terminates employment with the Company and its Affiliates by reason of Cause, the Option, whether or not then exercisable, shall be terminated at the time of such cessation.
4.Nontransferability of Option. Unless otherwise determined by the Committee pursuant to Section 22 of the Plan, the Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Unless otherwise determined by the Committee pursuant to Section 22 of the Plan, the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or, if permissible under applicable law, by the Optionee's guardian or legal representative.

5.Exercise of Option. The Option may be exercised by written notice in the form provided by the Company, delivered to the Secretary of the Company or his or her designee, specifying the portion of the Option to be exercised and accompanied by payment therefor.  The Exercise Price for any shares of Company Stock purchased pursuant to the exercise of the Option shall be paid upon such exercise by one or a combination of the means provided in Section 7(c)(ii) of the Plan.

6.Undertakings by Optionee. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Committee may, in its discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Stock Option Agreement and the Plan.

7.Notices. Any notice required or permitted to be given to the Company under this Stock Option Agreement shall be addressed to Selective Insurance Group, Inc., Attention: Corporate Secretary, 40 Wantage Avenue, Branchville, New Jersey 07890; any notice required or permitted to be given to the Optionee hereunder shall be deemed given when delivered personally, when deposited with a United States Post Office, postage prepaid, addressed, as appropriate, either at the Optionee’s address as last known by the Company or such other address as the Optionee may designate in writing to the Company, or by electronic delivery to the Optionee’s electronic address as last known by the Company or such other address as the Optionee may designate in writing to the Company.

8.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Stock Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9.Amendments. Except as otherwise provided in Section 12, this Stock Option Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

10.Survival of Terms. This Stock Option Agreement shall apply to and bind the Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

11.Agreement Not a Contract for Services. Neither the grant of the Option, execution of this Stock Option Agreement nor any other action taken pursuant to this Stock Option Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an employee, officer or director of the Company for any period of time or at any specific rate of compensation.

12.Severability. If a provision of this Stock Option Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms.  Further, if any provision is held to be over broad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

13.Governing Law. This Stock Option Agreement shall be governed by and construed according to the laws of the State of New Jersey, without regard to the conflicts of law rules thereof.

14.Incorporation of Plan; Acknowledgment.  The Plan is hereby incorporated herein by reference and made a part hereof, and the Option and this Stock Option Agreement are subject to all terms and conditions of the Plan.  In the event of any inconsistency between the Plan and this Stock Option Agreement, the provisions of the Plan shall govern.  Without limiting the foregoing, by accepting this Option Award, the Optionee acknowledges and agrees that all cash and shares of Company Stock received or acquired by Optionee under this Stock Option Agreement, and all proceeds from the disposition thereof, shall be subject to the Company’s Clawback Policy, as in effect on the date of this Stock Option Agreement. By signing this Stock Option Agreement, the Optionee acknowledges having received and copies of the Plan and the Plan’s prospectus.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Option Agreement on the day and year written below.

SELECTIVE INSURANCE GROUP, INC.

By:____________________________________
Name:______________________________
Title:_______________________________

[EMPLOYEE]

Current Date

EXHIBIT A

Number of Shares of Common Stock Subject to the Option	Vesting Date(s)
[NUMBER] [NUMBER] [NUMBER]	[DATE] [4] [DATE] [DATE]

4Determined by the Committee at the Date of Grant.